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             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D. C.  20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  January 8, 1997


                       AMR CORPORATION
   (Exact name of registrant as specified in its charter)


    Delaware                   1-8400                 75-1825172
(State of Incorporation) (Commission File Number)   (IRS Employer
                                                  Identification No.)


      4333 Amon Carter Blvd.  Fort Worth, Texas         76155
      (Address of principal executive offices)        (Zip Code)


                           (817) 963-1234
                  (Registrant's telephone number)







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Item 5.   Other Events

On January 8, 1997, the members of the Allied Pilots Association ("APA" -- the union that represents pilots at American Airlines, Inc. ("American")) rejected the tentative agreement that had been reached between American and the APA. American is the principal subsidiary of AMR Corporation (the "Corporation"). On January 10, 1997, the National Mediation Board ("NMB") proffered binding arbitration to the APA and American. American agreed to arbitration but because the APA did not also agree, the proffer was rejected. On January 15, 1997, the APA and American were notified (i) that the NMB was terminating its services and (ii) that beginning February 15, 1997, either party could resort to self-help remedies which include, but are not limited to, a strike by the members of the APA. Although it is not possible to predict what actions the APA may take after February 15, 1997, any work stoppage by the pilots' union would have a material adverse impact on the Corporation.

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                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  January 21, 1997